SUPPLEMENT DATED APRIL 14, 2023 TO THE PROSPECTUSES AND STATEMENTS OF ADDITIONAL INFORMATION OF

Alternative Investment Partners Absolute Return Fund, dated May 6, 2022, as amended

Alternative Investment Partners Absolute Return Fund STS, dated May 6, 2022, as amended

(collectively, the “Funds”)

Effective April 5, 2023, Christopher Morser will no longer serve as a portfolio manager for the Funds. All references to Mr. Morser are therefore deleted in their entirety. Except for this change, each Fund’s portfolio management team remains the same.

PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE.